UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 22, 1996


                     FARM FAMILY MUTUAL INSURANCE COMPANY
A New York Corporation    Commission File No. 2-57299    IRS No. 14-1415410



                   344 Route 9W, Glenmont, New York  12077-2910
                  Registrant's telephone number:  (518) 431-5000

Item 5.  Other Events

	On July 22, 1996, Farm Family Holdings, Inc. issued a press release announcing the initial public offering of 2.47 million shares of its common stock at a price of $16.00 per share.


Item 7.  Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99 - Press Release dated July 22, 1996



                                 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            	 	    FARM FAMILY MUTUAL INSURANCE COMPANY
                                                 (Registrant)


    July 22, 1996 	 	                        /s/ Philip P. Weber
       (Date) 	 	                              Philip P. Weber
                                      Executive Vice President and CEO

EXHIBIT 99

FOR:    	FARM FAMILY HOLDINGS,	INC.

CONTACT:	Timothy A. Walsh
         (518) 431-5410



	Glenmont, NY, July 22, 1996 - Farm Family Holdings, Inc. announced today the initial public offering of 2.47 million shares of its common stock at a price of $16.00 per share. The shares will be listed on the New York Stock Exchange under the symbol "FFH", subject to notice of issuance.

	 The Company's initial public offering will be consummated concurrently with a conversion of Farm Family Mutual Insurance Company from a mutual company to a stockholder-owned company.
Upon the effectiveness of the conversion, Farm Family Mutual will be renamed Farm Family Casualty Insurance Company and become a wholly-owned subsidiary of Farm Family Holdings, Inc.

		Farm Family Mutual is a regional, specialized property and casualty insurer of farms, agricultural-related businesses and residents of rural and suburban communities.

	This announcement does not constitute an offer to sell or the solicitation of an offer to buy. Shares will only be offered by means of a prospectus, a copy of which may be obtained from Salomon Brothers Inc, the Lead Underwriter of the offering, at Seven World Trade Center, New York, New York 10048.